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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our firm name included in the Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of the The Advisors' Inner Circle (File No. 33-42484), and to all references to our firm included in this Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
   May 20, 1997